SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for use of the Commission Only (as permitted by Rule
        14a-6(3)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               SWING-N-SLIDE CORP.
                (Name of Registrant as Specified in its Charter)

                       ___________________________________
     (Name of person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
   11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting
        fee was paid previously.  Identify the previous filing      by
        registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                               SWING-N-SLIDE CORP.
                               1212 Barberry Drive
                          Janesville, Wisconsin  53545

                                                                April 7, 1998


   To the Holders of Common Stock of
      Swing-N-Slide Corp.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


        A special meeting of stockholders of Swing-N-Slide Corp. will be held on Tuesday, April 28, 1998, at 10:00 a.m., local time, at its corporate offices, 1212 Barberry Drive, Janesville, Wisconsin 53545, for the following purposes:

   1. To act upon a proposal to amend Article First of the Amended and Restated Certificate of Incorporation of Swing-N-Slide Corp. to change the name of the corporation to PlayCore, Inc.

   2. To transact such other business as properly may come before such meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 25, 1998, will be entitled to vote at the meeting and any adjournment thereof.

        This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.




                                      RICHARD E. RUEGGER
                                      Vice President-Finance,
                                      Chief Financial Officer,
                                      Treasurer and Secretary



   You are requested to fill in, sign, date and return the proxy submitted herewith in the return envelope provided for your use. The giving of such proxy will not affect your right to revoke such proxy or to vote in person should you later decide to attend the meeting.

                               SWING-N-SLIDE CORP.
                               1212 Barberry Drive
                          Janesville, Wisconsin  53545
                                 (608) 755-4777

                                                                April 7, 1998

                                 PROXY STATEMENT
                                       For
                         SPECIAL METING OF STOCKHOLDERS
                            To Be Held April 28, 1998

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Swing-N-Slide Corp. ("Swing-N-Slide") of proxies to be used in voting at the special meeting of stockholders of Swing-N-Slide Corp. to be held at its corporate offices, 1212 Barberry Drive, Janesville, Wisconsin 53545, on Tuesday, April 28, 1998, at 10:00 a.m., local time, and at any adjournment thereof. The matters to be considered and acted upon at the special meeting are referred to in the preceding notice. If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted as indicated thereon.

        Stockholders whose names appeared of record on the books of Swing-N-Slide at the close of business on March 25, 1998, will be entitled to vote at the meeting and at any adjournment thereof. On the record date for the meeting, there were 7,908,964 shares of Swing-N-Slide's common stock, par value $0.01 per share (the "Common Stock"), outstanding and entitled to vote. Proxy materials are being mailed on or about April 9, 1998 to stockholders of record as of the close of business on March 25, 1998.

                              PROPOSED AMENDMENT TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        The Board of Directors proposes and recommends that the stockholders approve an amendment to Article First of the Amended and Restated Certificate of Incorporation. The amendment would change Swing-N-Slide's name to "PlayCore, Inc."

        In March 1997, Swing-N-Slide acquired GameTime, Inc. ("GameTime"), a leading manufacturer of modular and custom heavy-duty commercial outdoor playground equipment for schools, parks and municipalities. GameTime's heavy-duty commercial products are sold under the GameTime/R/ name and complement Swing-N-Slide's do-it-yourself and light-duty commercial products sold under the Swing-N-Slide/R/ name.

        In light of the GameTime acquisition and the subsequent change in the focus of the Company's business to include GameTime, the Board of Directors has determined that a new corporate name should be adopted. Therefore, the Board of Directors has adopted a resolution to amend Article First of Swing-N-Slide's Amended and Restated Certificate of Incorporation in order to change Swing-N-Slide's name to "PlayCore, Inc.," and recommends that stockholders approve such amendment.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information known to the Company with respect to beneficial ownership of the Swing-N-Slide's Common Stock as of March 25, 1998, except as otherwise noted, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) the executive officers expected to be named in the Summary Compensation Table set forth in the Proxy Statement to be distributed in connection with the 1998 Annual Meeting of Stockholders, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

    5% Stockholders, Directors, Named Executive
    Officers, and Directors and Executive          Shares Beneficially Owned
    Officers as a Group (1)                             Number       Percent

    John E. Caldwell (2)                                  31,128           *
    Frederic L. Contino (3)                               25,000           *
    David S. Evans (4)                                 6,603,765       72.0%
    GreenGrass Holdings and Related
      Parties (5)
       GGC (4,685,455 shares - 51.1%) (6)(8)(9)
       GGCII (1,852,361 shares - 20.2%) (7)(8)(9)
       GGM (65,950 shares - 0.7%) (10)                 6,603,765       72.0%
    David H. Hammelman (11)                               40,395           *
    George N. Herrera (12)                                10,000           *
    Timothy R. Kelleher (13)                           6,603,765       72.0%
    Terence S. Malone (14)                                52,181           *
    Massachusetts Mutual Life Ins. Co. (15)              766,214        9.3%
    Gary A. Massel (16)                                    5,000           *
    Richard E. Ruegger (17)                               63,948           *
    Caroline L. Williams (18)                          6,613,765       72.0%
    All executive officers and directors as a
       group (10 persons) (19)                         6,841,417       72.8%
   __________________________________
      * Less than 1%

   (1) Except as otherwise indicated, the address of each stockholder is c/o Swing-N-Slide Corp., 1212 Barberry Drive, Janesville, Wisconsin 53545.

   (2) Includes 30,000 shares issuable upon the exercise of stock options which are currently exercisable.

   (3) Consists of 25,000 shares issuable upon the exercise of stock options which are currently exercisable.

   (4) As one of the three persons appointed to the Members Operating Board of GreenGrass Capital LLC, a Delaware limited liability company ("GGC"), Mr. Evans has shared control of the voting and investment making decisions of GreenGrass Holdings, which owns 5,346,056 shares of Common Stock, Debentures convertible into 1,207,709 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. Of such securities, Mr. Evans would be entitled to receive from GreenGrass Holdings 7,078 shares of Common Stock, Debentures convertible into 1,356 shares of Common Stock, and a warrant to purchase 86 shares of Common Stock under certain circumstances as a result of his ownership of limited partnership interests in Glencoe Fund and Glencoe Growth Partners, L.P., and his ownership of stock in GIC. The address of Mr. Evans is c/o Glencoe Investment Corporation, 190 South LaSalle St., Suite 2830, Chicago, Illinois 60603.

   (5) The address of GreenGrass Holdings, a Delaware general partnership ("GreenGrass Holdings"), is c/o Glencoe Investment Corporation, 190 South LaSalle St., Suite 2830, Chicago, Illinois 60603. Includes 5,346,056 shares of Common Stock, Debentures convertible into 1,207,709 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. The general partners of GreenGrass Holdings consist of GGC, GreenGrass Capital II LLC, a Delaware limited liability company ("GGCII"), and GreenGrass Management LLC, a Delaware limited liability company ("GGM"). Of the 5,346,055 shares of Common Stock owned by GreenGrass Holdings, 3,494,509 shares are beneficially owned by GGC, 1,802,361 shares are beneficially owned by GGCII, and 49,187 shares are beneficially owned by GGM. Of the 1,207,709 shares which GreenGrass Holdings would receive upon conversion of Debentures, 1,190,946 shares would be beneficially owned by GGC and 16,763 shares would be beneficially owned by GGM. The 50,000 shares which GreenGrass Holdings would receive upon exercise of the warrant would be beneficially owned by GGCII.

   (6)   The members of GGC are the following institutional investors:
         Glencoe Fund, Equity-Linked Investors--II, a New York limited partnership ("ELI-II"), the State Treasurer of the State of Michigan, as Custodian for the Michigan Public School Employees' Retirement System, the State Employees' Retirement System, the Michigan State Police Retirement System and the Michigan Judges Retirement System, each a trust organized by the State of Michigan to provide pension benefits to eligible retirees (collectively, the "Michigan Trusts"), Crescent/MACH I Partners, L.P., a Delaware limited partnership ("Crescent"), Sahara Enterprises, Inc., a Delaware corporation ("Sahara") and Baldwin & Lyons Insurance Company, an Indiana corporation ("Baldwin").

   (7)   The members of GGCII are the following institutional investors:
         Glencoe Growth Closely-Held Business Fund, L.P. ("Glencoe Growth"), ELI-II, Baldwin, the Michigan Trusts, and Massachusetts Mutual Life Insurance Co. ("MassMutual").

   (8) ELI-II is a member of both GGC and GGCII. The general partner of ELI-II is Rohit M. Desai Associates-II ("RMDA-II"). RMDA-II is a New York general partnership and Rohit M. Desai is the managing partner of RMDA-II. The investment advisor of ELI-II is Desai Capital Management Incorporated ("DCMI"). ELI-II may be deemed to beneficially own 2,394,695 shares of Common Stock held by GreenGrass Holdings (which represents approximately 26.2% of the outstanding Common Stock and which includes 1,926,290 shares of Common Stock held by GreenGrass Holdings, 451,738 shares of Common Stock issuable upon conversion of Debentures held by GreenGrass Holdings, and 16,667 shares of Common Stock issuable upon the exercise of the warrant held by GreenGrass Holdings which it may be entitled to receive under certain circumstances as a member of GGC and GGCII). RMDA-II (as the general partner of ELI-II), DCMI (as the investment advisor to ELI-II), and Rohit M. Desai each may be deemed to be the beneficial owner of securities beneficially owned by ELI-II. The address of ELI-II and its affiliates identified above is 540 Madison Avenue, 36th Floor, New York, New York 10022.

   (9) The Michigan Trusts are members of both GGC and GGCII. As a result, the Michigan Trusts may be deemed to beneficially own 2,394,695 shares of Common Stock held by GreenGrass Holdings (which represents approximately 26.2% of the outstanding shares of Common Stock and includes 1,926,290 shares of Common Stock held by GreenGrass Holdings, 451,738 shares of Common Stock issuable upon conversion of Debentures held by GreenGrass Holdings, and 16,667 shares of Common Stock issuable upon the exercise of the warrant held by GreenGrass Holdings which they may be entitled to receive under certain circumstances as members of GGC and GGCII). The address of the Michigan Trusts is 430 West Allegan Street, Lansing, Michigan 48901.

   (10) The members of GGM are the following former and current officers of Swing-N-Slide: Messrs. Ruegger, Cole, Hammelman, Beebe and Jonas.

   (11) Consists of 40,395 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable. Excludes 4,304 shares of Common Stock and Debentures convertible into 1,467 shares of Common Stock held by GreenGrass Holdings which securities, as a member of GGM may be deemed to beneficially own because Mr. Hammelman would receive such securities under certain circumstances (including upon termination of his employment). Mr. Hammelman expressly disclaims beneficial ownership of any other securities of Swing-N-Slide held by GreenGrass Holdings because he neither is a controlling member of GGM nor has investment control of the portfolio securities of either GGM or GreenGrass Holdings.

   (12) Consists of 10,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable.

   (13) As one of the three persons appointed to the Members Operating Board of GGC, Mr. Kelleher has shared control of the voting and investment making decisions of GreenGrass Holdings, which owns 5,346,056 shares of Common Stock, Debentures convertible into 1,207,709 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. The address of Mr. Kelleher is c/o Desai Capital Management Incorporated, 540 Madison Avenue, 36th Floor, New York, New York 10022.

   (14) Includes 51,934 shares issuable upon the exercise of stock options which are currently exercisable.

   (15) The address of MassMutual is 1295 State Street, Springfield, MA 01111-0001. Includes 284,671 shares of Common Stock issuable upon the exercise of warrants which are currently exercisable, and 39,447 shares issuable upon the exercise of a warrant held by MassMutual Corporate Value Partners Limited (of which an affiliate of MassMutual is a partner), which warrant is currently exercisable. Also includes 430,163 shares of Common Stock and 11,933 shares issuable upon the exercise of a warrant held by GreenGrass Holdings which securities, as a member of GGCII, MassMutual may be deemed to beneficially own because it would receive such securities under certain circumstances. MassMutual disclaims beneficial ownership of any other securities of Swing-N-Slide held by GreenGrass Holdings because it neither is a controlling member of GGCII nor has investment control of the portfolio securities of either GGCII or GreenGrass Holdings. Also excludes 283,179 shares issuable upon the exercise of warrants held by certain of its affiliates, including MassMutual Corporate Investors, MassMutual Participating Investors, and MassMutual Corporate Value Partners Limited, because the investments of such affiliates are held for the benefit of unrelated third parties.

   (16) Consists of 5,000 shares issuable upon the exercise of stock options which are currently exercisable.

   (17) Consists of 63,948 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable. Excludes 49,187 shares of Common Stock and Debentures convertible into 16,763 shares of Common Stock which Mr. Ruegger may be deemed to beneficially own as sole manager and the controlling member of GCM, which indirectly beneficially owns such securities as a general partner of GreenGrass Holdings, including 32,773 shares of Common Stock and Debentures convertible into 11,169 shares of Common Stock held by GreenGrass Holdings which securities, as a member of GGM, Mr. Ruegger may be deemed to beneficially own because Mr. Ruegger would receive such securities under certain circumstances (including upon termination of his employment). Mr. Ruegger disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

   (18) Includes 10,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable. In addition, as one of the three persons appointed to the Members Operating Board of GGC, Ms. Williams has shared control of the voting and investment making decisions of GreenGrass Holdings, which owns 5,346,056 shares of Common Stock, Debentures convertible into 1,207,709 shares of Common Stock, and a warrant to purchase 50,000 shares of Common Stock. Of such securities, Ms. Williams would be entitled to receive 13,416 shares of Common Stock, Debentures convertible into 2,707 shares of Common Stock, and a warrant to purchase 152 shares of Common Stock under certain circumstances as a result of her ownership of limited partnership interests in Glencoe Fund and Glencoe Growth. The address of Ms. Williams is 417 Park Avenue, New York, New York 10022.

   (17)  This group is comprised of the following executive officers:
         Messrs. Caldwell, Contino, Hammelman and Ruegger; and the following non-employee directors: Ms. Williams and Messrs. Evans, Herrera, Kelleher, Malone, and Massel. Includes Debentures convertible into 1,207,709 shares of Common Stock and a warrant to purchase 50,000 shares of Common Stock, all of which are held by GreenGrass Holdings, and 236,277 shares issuable to certain executive officers and directors upon the exercise of stock options which are currently exercisable.

                                  OTHER MATTERS

      The Board of Directors of Swing-N-Slide does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Special Meeting. If any other matters come before the meeting or any adjournments thereof, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

      The expense of the Board of Directors' proxy solicitation will be borne by Swing-N-Slide. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone. Banks, brokerage houses and other institutions will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies; and, if they in turn so request, Swing-N-Slide will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.
   Directors, officers and regular employees of the Company may also solicit proxies without additional remuneration therefor. Swing-N-Slide's transfer agent, First Chicago Trust Company of New York, will aid in the solicitation of proxies and, in addition to its annual retainer of $20,000, will be reimbursed for out-of-pocket expenses.

      Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of Swing-N-Slide, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted in favor of the resolution to change Swing-N-Slide's corporate name to PlayCore, Inc. The proxy does not affect the right to vote in person at the meeting and may be revoked at any time before it is voted. A stockholder who wishes to give a proxy to someone other than the proxies designated by the Board of Directors may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the meeting.

      Proxies, ballot and voting tabulations identifying stockholders are kept private and will not be available to anyone except as actually necessary to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the inspectors of election appointed by Swing-N-Slide and certain of Swing-N-Slide's employees who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

   Vote Required for Approval

      The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote shall constitute a quorum. Shares will be voted as instructed in the accompanying proxy on every matter submitted to the stockholders.
   Pursuant to applicable Delaware law, only votes cast "For" a matter constitute affirmative votes. Shares represented by proxies indicating "Abstain" as to a matter will be counted as present for purposes of determining a quorum and as entitled to vote with respect to that matter. Abstentions will have the effect of a vote "Against" the item. Shares voted by a broker on a routine matter or matters but as to which the broker indicates it lacks authority to vote on non-routine matters will be counted as present for purposes of determining a quorum and as entitled to vote, and voted, with respect to the routine matter(s), but not entitled to vote, and not voted, with respect to the non-routine matter(s). Shares as to which a broker indicates it lacks authority to vote, or shares which the broker does not vote, will not be counted as present for purposes of determining a quorum.

      The proposal to change Swing-N-Slide's corporate name to PlayCore, Inc. requires for approval the affirmative vote in person or by proxy of a majority of the outstanding shares of Common Stock. GreenGrass Holdings, as the holder of record of approximately 72% of the Common Stock, has indicated that it intends to vote "For" the corporate name change.

   Stockholder Proposals

      Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must have been received by the Company no later than Thursday, January 22, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

   SWING-N-SLIDE CORP.
   JANESVILLE, WISCONSIN                        PROXY/VOTING INSTRUCTION CARD
   __________________________________________________________________________
           This proxy is solicited on behalf of the Board of Directors for the Special Meeting to be held on April 28, 1998

   The undersigned hereby constitutes and appoints Frederic L. Contino, Richard E. Ruegger and David S. Evans, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, acting by a majority of those present and voting, or if only one is present and voting, then that one, to vote the Common Stock of Swing-N-Slide Corp. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Swing-N-Slide Corp. to be held at Swing-N-Slide's corporate offices located at 1212 Barberry Drive, Janesville, Wisconsin 53545 on Tuesday, April 28, 1998 at 10:00 a.m., local time, and at any adjournment thereof, in the manner indicated on the reverse side of ths proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AS INDICATED ON THE REVERSE SIDE HEREOF.





   You are encouraged to specify your choices by making the appropriate boxes. SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.


                                                              SEE REVERSE
                                                                 SIDE

                              FOLD AND DETACH HERE

               Please mark your
           X   votes as in this
               example

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1.

    1.  Proposal to change the Corporation's     FOR   AGAINST    ABSTAIN
    name to "PlayCore, Inc."

    2.  In their discretion, the proxies are
    authorized to vote upon such other
    business as may properly come before the meeting.


                                                                  Change of
                                                                   Address
                                                                Shown at left


                                 Please sign exactly as name appears hereon.
                                 Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.



                                 ____________________________________________



                                 __________________________________________
                                   SIGNATURE(s)                         DATE


                              FOLD AND DETACH HERE